EXHIBIT 32.1

CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER

OF PLAINS ALL AMERICAN PIPELINE, L.P.

PURSUANT TO 18 U.S.C. 1350

I,              Greg L. Armstrong, Chief Executive Officer of Plains All American Pipeline, L.P. (the “Company”), hereby certify that:

(i)

the accompanying report on Form 10-Q for the period ended June 30, 2009 and filed with the Securities and Exchange Commission on the date hereof (the “Report”) by the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GREG L. ARMSTRONG
Name: Greg L. Armstrong
Date: August 7, 2009